SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 22, 2004

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

____________________________________________________

(Former name or former address, if changed since last report)

Item 9.   Regulation FD Disclosure.

      On June 22, 2004, Elizabeth Arden, Inc. (the "Company") held its annual meeting of shareholders at the Company's executive offices in Miami Lakes, Florida.

      At the meeting, the Company's shareholders (i) re-elected E. Scott Beattie, J. W. Nevil Thomas, Richard C.W. Mauran, Fred Berens, George Dooley and William M. Tatham to serve as Directors of the Company until the next annual meeting of shareholders; (ii) approved the 2004 Stock Incentive Plan; (iii) approved the 2004 Non-Employee Director Plan; and (iv) ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company's fiscal year 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date:	June 23, 2004	By: /s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer